EXHIBIT 10.36

                               AMBIENT CORPORATION

                              CONSULTING AGREEMENT

            This Agreement is made and entered into as of the 29th day of December 2000, by and between Ambient Corporation, a Delaware corporation (the "Company") having an office at 1033 Beacon Street, Brookline MA 02446, and Aviz Financial, LLC, a Delaware limited liability company (the "Consultant").

            In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Purpose: The Company hereby engages Consultant for the term specified in Section 2 hereof to render consulting advice to the Company relating to financial and similar matters upon the terms and conditions set forth herein.

            2. Term: Except as otherwise specified in Section 4 hereof, this Agreement shall be effective for a period of three (3) years, commencing upon the date this Agreement is executed in full by the parties hereto.

            3. Duties of Consultant: During the term of this Agreement, Consultant shall provide his advice, knowledge and expertise with respect to financial matters, which may include organization of equity financings, both public and private, mergers, acquisitions, reorganizations, joint ventures or other similar transactions relating to and on behalf of the Company.

            4. Compensation:

            (a) In consideration for the services rendered by Consultant to the Company pursuant to this Agreement Consultant shall be entitled to receive options ("Option" or "Options") to purchase five hundred and fifty thousand (550,000) shares of common stock of Employer (the "Shares" or "Share") at

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a price of $1.00 per Share. Unless accelerated as provided in Section 7 below, the Options shall vest in installments according to the following schedule:

            (i) 183,333 Options twelve months from the date of this Agreement;

            (ii) 183,333 Options twenty-four months from the date of this Agreement; and

            (iii) 183,334 Options thirty-six months from the date of this Agreement.

            (b) The Options shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the Consultant. The Shares underlying the Option shall be fully paid and non-assessable.

            (c) The Options may be exercised during the term in which this agreement remains in effect and for 3 months thereafter, provided that the agreement is not terminated for Cause (as defined in section 8 below) by the Company, by written notice delivered to the Company at its principal executive office stating the number of Shares with respect to which the Option is being exercised, together with:

                  (i) a check or money order made payable to the Company in the amount of the exercise price and any applicable federal, state and local withholding tax; or

                  (ii) the tender to the Company of Shares owned by Consultant having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding tax; or

                  (iii) the surrender of Shares then issuable upon the exercise of the Option, provided the fair market value of such Shares is equal on the date to the exercise price, or such portion thereof as Optionee elects to pay by surrender of such stock, plus the amount of applicable federal, state and local withholding taxes;

            (d) If, at any time within the period which this agreement remains in effect, the Company should file a registration statement with the Securities and Exchange Commission (the

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"Commission") under the Securities and Exchange Act of 1933, as amended (other than pursuant to Forms S-4 or S-8), it will give written notice at least twenty
(20) calendar days prior to the filing of each such registration statement to Consultant of its intention to do so. If Consultant notifies the Company within fifteen (15) calendar days after receipt of any such notice of its or their desire to include any of the Shares underlying the Option(s) granted pursuant to
Section 4 (a) in such proposed registration statement, the Company shall afford Consultant the opportunity to have any such Shares registered under such registration statement.

            (e) Consultant shall be eligible for discretionary performance based bonuses which shall be paid to Consultant by the Company in amounts and at such times as determined by the CEO of the Company.

            5. The Consultant's Services to Others: The Consultant acknowledges that the he will dedicate significant time to the Company to fulfill his duties under this Agreement. Nothing herein shall require Consultant to dedicate a specific amount of time to the Company in connection with the fulfillment of his duties however Consultant further acknowledges that he may not be engaged to provide similar services to others.

            6. Indemnification:

            (a) The Company shall indemnify and hold Consultant harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the services rendered by Consultant in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards judgments and related costs and expenses), arising out of acts or omissions of Consultant. In addition, the Company shall also indemnify and hold Consultant harmless against any and all reasonable costs and expenses, including reasonable counsel fees, incurred

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or relating to the foregoing. If it is finally judicially determined that the
Company will not be responsible for any liabilities, claims and lawsuits or expenses related thereto, the indemnified party, by his or its acceptance of such amounts, agrees to repay the Company all amounts previously paid by the Company to the indemnified person and will pay all costs of collection thereof, including but not limited to reasonable attorneys' fees related thereto.

            (b) The Consultant shall give the Company prompt notice of any such liability, claim or lawsuit which Consultant contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

            (c) The Consultant shall indemnify and hold the Company and its directors, officers, consultants and agents harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the 1933 Act, the Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon Consultant's gross negligence, useful misconduct, bad faith or any untrue statement or alleged untrue statement of a material fact.

            (d) The Company shall give Consultant prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of Consultant's indemnification and Consultant thereupon shall be granted the right to a take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

            (e) The indemnification provisions contained in this Section 7 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

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            7. Change of Control: In the event of a "Change of Control" whereby:

            (a) A person (other than a person who is an officer or a Director of the Company on the effective date hereof), including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of the Company securities having 30% or more of the combined voting power of then outstanding securities of the Company that may be cast for the election of directors of the Company;

            (b) At any time, a majority of the Board-nominated slate of candidates for the Board is not elected;

            (c) Company consummates a merger in which it is not the surviving entity;

            (d) Substantially all of the Company's assets are sold; or

            (e) Company's stockholders approve the dissolution or liquidation of the company; then:

                  All stock options, warrants and stock appreciation rights ("Rights") granted by Company to Consultant under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; at an exercise price of $0.10 (cent) per share if applicable, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof. In the event Consultant owns or is entitled to receive any unregistered securities of Company, then Company shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than 120 days after the effective date of the registration statement; provided, however, that such period may be extended or delayed by Company for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Company is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Company because of the

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existence of non-public material information, or to allow Company to complete any pending audit of its financial statements.

            8. Termination:

            (a) Termination by the Company

                  (i) The Company may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by Consultant in conduct that constitutes activity in competition with the Company;
(B) disclosure by the Consultant of Information, as specified in Section 9 below; (C) the conviction of Consultant for the commission of a felony; and/or
(D) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 8 (a)(i), the Company may not terminate Consultant's employment under this Agreement for Cause unless Consultant shall have first received notice from the Board advising Consultant of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Consultant shall have had a reasonable opportunity (at least 10 days from the date Consultant receives the notice from the Board) to correct the acts or omissions so complained of. In no event shall alleged incompetence of Consultant in the performance of Consultant's duties be deemed grounds for termination for Cause.

                  (ii) The Company may terminate Consultant's employment under this Agreement if, as a result of any physical or mental disability, Consultant shall fail or be unable to perform his duties under this Agreement for any consecutive period of 90 days during any twelve-month period.

                  (iii) This agreement automatically shall terminate upon the death of Consultant, except that Consultant's estate shall be entitled to receive any vested or unvested Options granted pursuant to Section 4(a).

            (b) Consultant shall have the right to terminate his employment under this Agreement upon 30 days' notice to Company.

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9. Proprietary Information.

      (a) The term "Information" means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Consultant prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Consultant or similar agreements by other Company consultants or employees (c) shall have been received by the Consultant from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Consultant.

      (b) The Consultant agrees to hold in trust and confidence all Information disclosed to it and further confirms that it will not exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for its work with the Company.

      (c) The Consultant acknowledges and agrees that the Information furnished by the Company to it is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company

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immediately upon request without retaining copies thereof.

            10. Miscellaneous:

            (a) This Agreement between the Company and Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

            (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

      If to the Company:

                               Ambient Corporation
                               1033 Beacon Street
                               Brookline, Massachusetts 02446

                               If to the Consultant:
                               Aviz Financial, LLC
                               c/o CT Corporation
                               111 Eigth Avenue, 13th Floor
                               New York, NY 10011

            (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

            (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

            (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

            (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be

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adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in this Section 10.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        CONSULTANT:

                                        ________________________________________


                                        COMPANY:

                                        AMBIENT CORPORATION

                                        By:_____________________________________